Exhibit 99.1
Contact: Cass Investor Relations
ir@cassinfo.com
July 23, 2026
Cass Information Systems reports Second Quarter 2026 Results

Record level of quarterly net income and EPS

Continued net interest margin expansion

Strong expense control
ST. LOUIS – Cass Information Systems, Inc. (Nasdaq: CASS) (the Company or Cass) today reported its second quarter 2026 earnings.

Second Quarter Financial Highlights

•Record net income and diluted earnings per share of $10.6 million and $0.81, respectively.
•Adjusted net income and adjusted diluted earnings per share from continuing operations (non-GAAP) of $9.2 million and $0.71, respectively, increases of 18.1% and 22.4%, respectively, compared to the second quarter of 2025.
•Increase in net interest margin to 4.00% compared to 3.78% in the second quarter of 2025.
•Increase in transportation dollar volumes of 7.4% compared to the second quarter of 2025.
•Decrease in personnel expenses of 2.4% compared to the second quarter of 2025.
•Continued strong asset quality with no loan charge-offs and an allowance for credit losses to loans ratio of 1.30%. In addition, reduced non-performing loans by $5.3 million, or 76.4%, as compared to December 31, 2025.
•Received a bad debt recovery of $1.8 million.
•Repurchased 65,557 shares of Company stock at a weighted average price of $46.23.

Martin Resch, the Company’s President and Chief Executive Officer, noted, “Our record quarterly earnings reflect continued successful execution against our financial objectives.” Resch added, “The current market conditions, including higher freight rates and a sustained higher interest rate environment, present meaningful support to our earnings outlook. These tailwinds, combined with new business wins and expense discipline, should position Cass well for continued core earnings growth in coming quarters."

Earnings for the second quarter of 2026 are summarized as follows:

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income from continuing operations	$10,575	$8,739	$8,189	$9,212	$5,160	$19,314	$13,710
Net income	$10,587	$8,832	$8,189	$9,106	$8,855	$19,419	$17,821
Diluted earnings per share from continuing operations	$0.81	$0.66	$0.62	$0.69	$0.38	$1.47	$1.01
Diluted earnings per share	$0.81	$0.67	$0.62	$0.68	$0.66	$1.48	$1.31
Return on average equity	17.72%	14.63%	13.45%	15.29%	15.35%	16.17%	15.62%
Return on average assets	1.67%	1.42%	1.28%	1.44%	1.48%	1.54%	1.49%
Net interest margin	4.00%	3.95%	3.93%	3.87%	3.78%	3.97%	3.76%

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income from continuing operations (GAAP)	$10,575	$8,739	$8,189	$9,212	$5,160	$19,314	$13,710
Net income adjustments(1)	(1,326)	(4)	821	(3)	2,674	(1,330)	1,185
Adjusted net income from continuing operations (Non-GAAP) (1)	$9,249	$8,735	$9,010	$9,209	$7,834	$17,984	$14,895
Diluted earnings per share from continuing operations (GAAP)	$0.81	$0.66	$0.62	$0.69	$0.38	$1.47	$1.01
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.71	$0.66	$0.68	$0.69	$0.58	$1.37	$1.09
(1)Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this earnings release.

Second Quarter 2026 Financial Commentary
(All comparisons refer to the second quarter of 2025, except as noted)

Transportation Invoice and Dollar Volumes – Despite transportation invoice volumes of 8.7 million decreasing 1.9%, transportation dollar volumes of $10.1 billion increased 7.4%. The average dollars per invoice were $1,161 in the second quarter of 2026, compared to $1,115 in the first quarter of 2026 and $1,060 in the second quarter of 2025. Dollars per invoice increased due to an increase in overall freight rates, as well as the impact of fuel surcharges. The Company expects average dollars per invoice to continue increasing in future quarters due to the anticipated upward repricing of contract freight rates. A more detailed analysis of Cass Freight Index® changes can be found at www.cassinfo.com.

Facility Expense Invoice and Dollar Volumes – Facility expense invoice volumes of 4.0 million decreased 3.0%, and dollar volumes of $5.7 billion, increased 2.6%. The Company expects invoice volumes to increase on a quarter over prior year quarter basis beginning in the fourth quarter of 2026 as new clients are onboarded. Dollar volumes are expected to continue increasing compared to prior year quarters due to rising electricity and gas prices.

Processing Fees – Processing fees decreased $614,000, or 3.7%, due to lower transportation and facility invoice volumes.

Financial Fees – Financial fees, earned on a transactional level basis for invoice payment services when making customer payments, increased $790,000, or 7.8%. The increase in financial fees was primarily due to an increase in average payments in advance of funding of 19.4%. Rising freight rates, combined with higher demand for the Company’s early payment and other financial solutions, are expected to continue to drive an increase in payments in advance of funding and resulting financial fees in future quarters.

Net Interest Income – Net interest income increased $2.1 million, or 10.6%. The increase in net interest income was attributable to the net interest margin improving to 4.00% as compared to 3.78%, in addition to an increase in average interest-earning assets of $108.7 million, or 5.2%.

The Company’s net interest margin improvement was driven by increases in the average yield on loans and investment securities of 23 and 70 basis points, respectively, combined with a decrease in the average cost of total deposits of 20 basis points, partially offset by a decrease in the yield on short-term investments of 66 basis points. The increase in loan yield was driven by the continued maturity and subsequent re-pricing of fixed rate loans originated in the years 2021 and 2022 to current market interest rates. The increase in the investment securities yield was driven by the partial repositioning of the portfolio at the end of the second quarter of 2025 as well as purchases of investments at current market rates. The decline in the cost of total deposits and yield on short-term investments was driven by the reduction in the federal funds rate.

The Company expects continued expansion in its net interest margin in future quarters to the extent 3-5 year U.S. Treasury interest rates stay relatively consistent or increase as compared to current levels.

Provision for Credit Losses - The Company recorded a provision for credit losses of $531,000 during the second quarter of 2026 as compared to $25,000 in the second quarter of 2025. The provision for credit losses for the second quarter of 2026 was driven by loan growth as well as a specific reserve on a nonperforming commercial real estate loan.

Personnel Expenses - Personnel expenses decreased $667,000, or 2.4%, as compared to the second quarter of 2025. Salaries and commissions decreased $397,000, or 1.9%, as a result of the decrease in average full-time equivalent employees (“FTEs”) of 9.0% due to automation and the ongoing consolidation within our Facilities division, partially offset by merit increases. Share-based compensation and employee profit sharing increased $212,000 and $376,000, respectively, due to the improvement in net income from continuing operations. Other benefits decreased $858,000, or 18.6%, due to the decrease in FTEs in addition to lower health insurance claims and related expenses.

Salaries and commissions increased $973,000, or 5.0%, as compared to the first quarter of 2026 due to merit increases effective April 1, 2026, an increase in severance costs of $160,000 and one additional payroll day, partially offset by a 2.9% decrease in average FTEs.

Equipment Expense - Equipment expense increased $214,000 primarily due to an increase in depreciation and licensing and maintenance expense on software related to technology initiatives.

Bad Debt Recovery - The Company recorded a bad debt recovery of $1.8 million related to the second annual payment in a litigation settlement. There are three annual payments remaining of $1.25 million each, plus interest.

Other Expense - Other expense increased $828,000, or 12.1%. The increase is primarily due to higher business development costs and professional fees.

Loans - When compared to December 31, 2025, loans increased $41.8 million, or 3.9%. Other commercial and industrial loans have increased $38.0 million year-to-date due to organic growth and higher line utilization. The Company continues to expect loan growth of 6-8% for full year 2026.

Payments in Advance of Funding – Average payments in advance of funding increased $34.2 million, or 19.4%, primarily due to a 7.4% increase in transportation dollar volumes and a higher level of demand for the Company’s early payment and other financial solutions.

Deposits – Average deposits increased $66.1 million, or 6.6%. The Company experienced growth in average CassPay deposits of $43.4 million, or 18.0%, as compared to the second quarter of 2025.

Accounts and Drafts Payable - Average accounts and drafts payable increased $56.0 million, or 5.0%, as compared to the second quarter of 2025. The increase in these balances, which are non-interest bearing, is primarily reflective of the increase in transportation and facility dollar volumes of 7.4% and 2.6%, respectively.

Short-term Borrowings - The Company had outstanding borrowings of $80.0 million on its lines of credit at June 30, 2026 to provide funding for higher balances of payments in advance of funding and accounts and drafts receivable from customers at quarter end. Average short-term borrowings during the second quarter of 2026 were $10.0 million.

Shareholders’ Equity - Total shareholders’ equity increased $2.9 million as compared to March 31, 2026 as a result of net income of $10.6 million, partially offset by the repurchase of Company stock of $3.0 million and dividends of $4.1 million.

Dividend - On July 21, 2026, the Company’s Board of Directors approved a quarterly dividend of $0.32 per share with the dividend payable on September 14, 2026 to shareholders of record on September 4, 2026.

Repurchase of Common Stock - The Company repurchased 65,557 shares of common stock during the current quarter. The Company manages capital with an overall objective of maintaining a leverage ratio of approximately 10.00%. Future levels of repurchases will depend on market conditions, earnings, balance sheet growth and potential acquisition opportunities.

Asset Quality - Non-performing loans totaled $1.6 million at June 30, 2026, a decrease of $1.5 million as compared to March 31, 2026. The Company has two non-performing loan relationships remaining at June 30, 2026.

Outlook - The Company is optimistic regarding its revenue outlook as a result of i) the likelihood of sustained higher interest rates which would be expected to positively impact net interest margin; ii) the impact of higher contract freight rates and fuel surcharges which should lead to higher levels of accounts and drafts payable, net interest income and financial fees; iii) increased sales activity around early payment solutions within Transportation which generates financial fees: iv) organic loan growth opportunities; and v) increased sales activity around non-interest bearing CassPay deposits. In addition, the Company expects to be able to hold quarter over prior year quarter core expense growth to under 2% as a result of the continued focus on AI-enabled systems and other operational efficiency opportunities. While transaction growth in its Transportation and Facility businesses remains a challenge, the Company believes that recent technology investments into AI-enabled systems and a higher level of focus on business development positions the Company for better success in client growth in the mid-term.
About Cass Information Systems
Cass Information Systems, Inc. is a leading provider of integrated information and payment management solutions. Cass enables enterprises to achieve visibility, control and efficiency in their supply chains, communications networks, facilities and other operations. Disbursing over $94 billion annually on behalf of clients, and with total assets of $2.5 billion, Cass is uniquely supported by Cass Commercial Bank. Founded in 1906 and a wholly owned subsidiary, Cass Commercial Bank provides sophisticated financial exchange services to the parent organization and its clients. Cass is part of the Russell 2000®. More information is available at www.cassinfo.com.

On April 7, 2025, the Company signed an Asset Purchase Agreement providing for the sale of its Telecom Expense Management & Managed Mobility Services (“TEM”) business to Asignet USA Inc. The sale closed on June 30, 2025. The Company has applied discontinued operations accounting in accordance with FASB Accounting Standards Codification (“ASC”), Topic 205-20, “Presentation of Financial Statements – Discontinued Operations,” to the assets and liabilities sold related to the Company's TEM Business Unit as of and for the periods ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, as applicable. All financial information in this earnings release is reported on a continuing operations basis, unless otherwise noted.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios the Company presents, including “adjusted net income from continuing operations,” and “adjusted diluted earnings per share from continuing operations,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain revenue and expense items that the Company believes are not indicative of its primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. The Company believes that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of the Company’s performance. The non-GAAP financial measures the Company presents may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing the Company’s performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.
Forward Looking Information

All statements other than statements of historical fact included in this release, including without limitation the Company’s future prospects and performance, the business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to the Company’s operating performance, including inflation, changes in interest rates, changes in energy prices, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; the Company’s ability to compete with its competitors and increase market share; the Company’s ability to maintain compliance with rules and regulations applicable to our business operations and industry; increased regulatory examination scrutiny or new regulatory requirements; whether the Company’s customers continue to utilize its payment processing and related services; unfavorable developments concerning customer credit quality; risk associated with lending concentrations including, but not limited to, faith-based ministries and franchise restaurants; liquidity risk; and risks associated with cyber-attacks and data breaches.

Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Consolidated Statements of Income (unaudited)

($ and numbers in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Processing fees	$16,086	$15,728	$16,304	$16,655	$16,700	$31,814	$33,169
Financial fees	10,951	10,431	9,860	10,416	10,161	21,382	20,122
Total fee revenue	$27,037	$26,159	$26,164	$27,071	$26,861	$53,196	$53,291

Interest and fees on loans	15,956	15,277	15,521	15,632	15,837	31,233	31,187
Interest and dividends on investment securities	7,079	6,995	6,767	5,679	4,799	14,074	8,946
Interest on short-term investments	2,570	2,832	3,078	3,860	3,003	5,402	6,895
Total interest income	$25,605	$25,104	$25,366	$25,171	$23,639	$50,709	$47,028
Interest expense	4,058	3,888	3,895	4,151	4,164	7,946	8,280
Net interest income	$21,547	$21,216	$21,471	$21,020	$19,475	$42,763	$38,748
(Provision for) release of credit losses	(531)	(61)	389	193	(25)	(592)	(930)
Gain (loss) on sale of investment securities	5	5	38	4	(3,558)	10	(3,576)
Other	1,885	1,782	1,827	1,768	1,645	3,667	3,271
Total revenues	$49,943	$49,101	$49,889	$50,056	$44,398	$99,044	$90,804
Salaries and commissions	20,241	19,268	20,304	20,105	20,638	39,509	40,301
Share-based compensation	1,130	1,439	1,009	1,018	918	2,569	2,159
Employee profit sharing	1,959	1,634	1,514	1,685	1,583	3,593	3,085
Other benefits	3,755	4,938	4,602	4,798	4,613	8,693	9,486
Total personnel expenses	$27,085	$27,279	$27,429	$27,606	$27,752	$54,364	$55,031
Occupancy	703	681	643	734	669	1,384	1,390
Equipment	2,776	2,432	2,548	2,513	2,562	5,208	4,856
Amortization of intangible assets	293	293	293	293	293	586	586
Bad debt recovery	(1,759)	—	—	—	—	(1,759)	(2,000)
Other	7,671	7,533	8,988	7,295	6,843	15,204	13,786
Total operating expenses	$36,769	$38,218	$39,901	$38,441	$38,119	$74,987	$73,649
Income from continuing operations, before income tax expense	$13,174	$10,883	$9,988	$11,615	$6,279	$24,057	$17,155
Income tax expense	2,599	2,144	1,799	2,403	1,119	4,743	3,445
Net income from continuing operations	$10,575	$8,739	$8,189	$9,212	$5,160	$19,314	$13,710
Income (loss) from discontinued operations, net of tax	12	93	—	(106)	3,695	105	4,111
Net income	$10,587	$8,832	$8,189	$9,106	$8,855	$19,419	$17,821

Basic earnings per share from continuing operations	$.83	$.68	$.63	$.70	$.39	$1.50	$1.03
Basic earnings (loss) per share from discontinued operations	—	.01	—	(.01)	.28	.01	.31
Basic earnings per share	$.83	$.69	$.63	$.69	$.67	$1.51	$1.34

Diluted earnings per share from continuing operations	$.81	$.66	$.62	$.69	$.38	$1.47	$1.01
Diluted earnings (loss) per share from discontinued operations	—	.01	—	(.01)	.28	.01	.30
Diluted earnings per share	$.81	$.67	$.62	$.68	$.66	$1.48	$1.31

Consolidated Balance Sheets (unaudited)

($ in thousands)

	As of
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Assets:
Cash and cash equivalents	$228,473	$244,343	$392,268	$258,634	$218,165
Investment securities available-for-sale, at fair value	736,790	785,343	770,772	717,369	599,541
Loans	1,103,039	1,088,730	1,061,217	1,088,347	1,117,004
Less: Allowance for credit losses	(14,374)	(13,861)	(13,597)	(14,066)	(14,296)
Loans, net	$1,088,665	$1,074,869	$1,047,620	$1,074,281	$1,102,708
Payments in advance of funding	249,614	260,624	164,514	188,040	177,601
Premises and equipment, net	29,848	29,903	29,449	30,287	30,700
Investments in bank-owned life insurance	53,161	52,670	52,195	51,700	51,224
Goodwill and other intangible assets	19,306	19,599	19,892	20,200	20,493
Accounts and drafts receivable from customers	44,690	4,950	69,425	49,798	60,276
Other assets	65,665	61,490	59,889	63,313	55,310
Total assets	$2,516,212	$2,533,791	$2,606,024	$2,453,622	$2,316,018

Liabilities and shareholders’ equity:
Deposits
Non-interest bearing	$481,852	$406,113	$513,434	$407,169	$370,606
Interest-bearing	634,716	699,570	686,599	627,491	633,189
Total deposits	$1,116,568	$1,105,683	$1,200,033	$1,034,660	$1,003,795
Accounts and drafts payable	1,028,098	1,000,154	1,124,858	1,130,371	1,036,795
Short-term borrowings	80,000	145,000	—	—	—
Other liabilities	46,882	41,162	38,135	45,142	34,606
Total liabilities	$2,271,548	$2,291,999	$2,363,026	$2,210,173	$2,075,196

Shareholders’ equity:
Common stock	$7,753	$7,753	$7,753	$7,753	$7,753
Additional paid-in capital	206,971	206,807	207,052	205,925	204,842
Retained earnings	178,287	171,797	167,092	163,038	158,005
Common shares in treasury, at cost	(117,437)	(114,366)	(112,148)	(103,835)	(97,103)
Accumulated other comprehensive loss	(30,910)	(30,199)	(26,751)	(29,432)	(32,675)
Total shareholders’ equity	$244,664	$241,792	$242,998	$243,449	$240,822
Total liabilities and shareholders’ equity	$2,516,212	$2,533,791	$2,606,024	$2,453,622	$2,316,018

Consolidated Financial Summary (unaudited)

($ in thousands)

	As of or for Three Months Ended					As of or for Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
LOAN PORTFOLIO
Commercial & Industrial:
Franchise	$231,520	$233,088	$235,718	$249,855	$260,283	$231,520	$260,283
Leases	128,531	123,914	119,186	123,601	111,657	128,531	111,657
Other	235,031	220,863	198,194	196,273	211,629	235,031	211,629
Commercial Real Estate:
Faith-Based	395,521	396,758	397,608	407,074	410,917	395,521	410,917
Other	112,436	114,107	110,511	111,544	122,518	112,436	122,518
Total loans	$1,103,039	$1,088,730	$1,061,217	$1,088,347	$1,117,004	$1,103,039	$1,117,004

AVERAGE BALANCES
Interest-earning assets	$2,199,091	$2,214,838	$2,207,672	$2,189,384	$2,090,366	$2,206,922	$2,097,445
Loans	1,090,796	1,066,371	1,081,819	1,095,412	1,125,899	1,078,651	1,117,758
Investment securities	761,707	777,777	755,004	667,271	613,782	769,698	584,506
Short-term investments	305,759	339,667	334,824	382,250	298,875	322,619	341,121
Payments in advance of funding	210,387	176,987	175,009	175,705	176,191	193,779	174,898
Assets	2,546,593	2,523,860	2,529,068	2,499,914	2,402,508	2,535,289	2,405,441
Non-interest bearing deposits	432,183	421,702	421,548	406,241	393,054	426,971	399,085
Interest-bearing deposits	642,892	648,261	614,165	610,403	615,921	645,562	622,034
Short-term borrowings	9,967	4,067	609	11	11	7,033	11
Accounts and drafts payable	1,178,774	1,172,102	1,214,865	1,209,416	1,122,739	1,175,456	1,107,031
Shareholders’ equity	$239,614	$244,850	$241,525	$236,208	$231,414	$242,217	$230,022

YIELDS (tax equivalent)[1]
Net interest margin	4.00%	3.95%	3.93%	3.87%	3.78%	3.97%	3.76%
Interest-earning assets	4.74%	4.67%	4.63%	4.62%	4.58%	4.70%	4.56%
Loans	5.87%	5.81%	5.69%	5.66%	5.64%	5.84%	5.63%
Investment securities	3.72%	3.69%	3.59%	3.34%	3.02%	3.71%	2.95%
Short-term investments	3.37%	3.38%	3.65%	4.01%	4.03%	3.38%	4.08%
Total deposits	1.46%	1.45%	1.49%	1.62%	1.66%	1.46%	1.64%
Interest-bearing deposits	2.44%	2.39%	2.51%	2.70%	2.71%	2.42%	2.68%
Interest-bearing liabilities	2.49%	2.42%	2.51%	2.70%	2.71%	2.46%	2.68%

ASSET QUALITY
Allowance for credit losses to loans	1.30%	1.27%	1.28%	1.29%	1.28%	1.30%	1.28%
Non-performing loans	$1,648	$3,139	$6,992	$7,074	$3,380	$1,648	$3,380
Non-performing loans to total loans	0.15%	0.29%	0.66%	0.65%	0.30%	0.15%	0.30%
Net loan charge-offs to loans	—%	—%	—%	—%	—%	—%	—%
1 Yields are presented on a tax-equivalent basis assuming a tax rate of 21%.

Consolidated Financial Summary (unaudited) (continued)

($ and numbers in thousands, except average full-time equivalent employees)

	As of or for Three Months Ended					As of or for Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
SHARE DATA
Weighted average common shares outstanding	12,805	12,875	12,939	13,116	13,269	12,839	13,339
Weighted average common shares outstanding assuming dilution	13,069	13,152	13,219	13,399	13,562	13,110	13,620
Period end common shares outstanding	12,776	12,843	12,871	13,073	13,233	12,776	13,233

CAPITAL
Common equity tier 1 ratio	14.68%	14.80%	15.10%	15.04%	14.82%	14.68%	14.82%
Total risk-based capital ratio	15.52%	15.63%	15.95%	15.90%	15.67%	15.52%	15.67%
Leverage ratio	10.13%	10.05%	9.91%	10.17%	10.62%	10.13%	10.62%

OTHER INFORMATION
Transportation invoice volume	8,670	8,098	8,376	8,884	8,837	16,768	17,192
Transportation dollar volume	$10,062,357	$9,032,515	$9,156,077	$9,277,722	$9,370,535	$19,094,872	$18,013,673
Facility expense invoice volume	4,018	4,038	4,058	4,084	4,141	8,056	8,366
Facility expense dollar volume	$5,656,647	$6,253,208	$5,686,642	$6,233,369	$5,513,143	$11,909,855	$11,336,078
Average full-time equivalent employees	896	923	939	958	985	910	993

Income from Discontinued Operations (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Revenue:
Processing fees	$—	$—	$—	$—	$3,807	$—	$7,630
Financial fees	—	—	—	—	475	—	888
Other fees	736	733	794	772	1,454	1,469	1,836
Gain on sale of TEM business	—	—	—	—	3,550	—	3,550
Total revenue	$736	$733	$794	$772	$9,286	1,469	13,904

Operating expense:
Salaries and commissions	401	433	487	536	2,858	834	5,614
Share-based compensation	—	—	—	—	(16)	—	28
Other benefits	72	72	90	183	525	144	1,141
Total personnel expenses	$473	$505	$577	$719	$3,367	978	6,783
Occupancy	21	23	24	23	180	44	361
Equipment	—	—	9	1	49	—	100
Amortization of intangible assets	—	—	—	—	9	—	18
Other	226	81	184	170	754	307	1,186
Total operating expense	$720	$609	$794	$913	$4,359	1,329	8,448
Income (loss) from discontinued operations, before income tax expense (benefit)	$16	$124	$—	$(141)	$4,927	140	5,456
Income tax expense (benefit)	4	31	—	(35)	1,232	35	1,345
Net income (loss) from discontinued operations	$12	$93	$—	$(106)	$3,695	$105	$4,111

Reconciliation of GAAP to Non-GAAP Financial Information (unaudited)

($ in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income from continuing operations (GAAP)	$10,575	$8,739	$8,189	$9,212	$5,160	$19,314	$13,710
Adjustments:
(Gain) loss on sale of investment securities	(5)	(5)	(38)	(4)	3,558	(10)	3,576
Bad debt recovery	(1,759)	—	—	—	—	(1,759)	(2,000)
Restructuring expense	—	—	1,131	—	—	—	—
Tax effect[1]	438	1	(272)	1	(884)	439	(391)
Adjusted net income from continuing operations (Non-GAAP)	$9,249	$8,735	$9,010	$9,209	$7,834	$17,984	$14,895
Diluted earnings per share from continuing operations (GAAP)	$0.81	$0.66	$0.62	$0.69	$0.38	$1.47	$1.01
Adjusted diluted earnings per share from continuing operations (Non-GAAP)	$0.71	$0.66	$0.68	$0.69	$0.58	$1.37	$1.09
1 The tax effect is calculated using the Company’s effective statutory rate of 21% plus the state tax effect.